Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vinci Partners Investments Ltd. of our report dated February 14, 2023 relating to the financial statements, which appears in Vinci Partners Investments Ltd’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
Rio de Janeiro, Brazil

April 27, 2023